EXHIBIT 32.1
CERTIFICATIONS OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002
I, Gary Bowman, as Chief Executive Officer of Bowman Consulting Group Ltd., certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report on Form 10-K of Bowman Consulting Group Ltd. for the year ended December 31, 2025 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in such Annual Report on Form 10-K fairly presents, in all material respects, the financial condition and results of operations of Bowman Consulting Group Ltd.

	By:	/s/ Gary Bowman
Date: March 5, 2026		Gary Bowman Chief Executive Officer (Principal Executive Officer)
I, Bruce Labovitz, as Chief Financial Officer of Bowman Consulting Group Ltd., certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report on Form 10-K of Bowman Consulting Group Ltd. for the year ended December 31, 2025 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in such Annual Report on Form 10-K fairly presents, in all material respects, the financial condition and results of operations of Bowman Consulting Group Ltd.

	By:	/s/ Bruce Labovitz
Date: March 5, 2026		Bruce Labovitz Chief Financial Officer (Principal Financial Officer)